Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Invitae Corporation 2015 Stock Incentive Plan and the Invitae Corporation Employee Stock Purchase Plan of our report dated March 5, 2018, with respect to the consolidated financial statements of Invitae Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Redwood City, California

March 5, 2018